As filed with the Securities and Exchange Commission on July 20, 2004
Registration No. 33-13066

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

     REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2093008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

     100 CTE Drive
Dallas, Pennsylvania 18612-9774
(Address including zip code of Principal Executive Offices)

Common-Wealth Builder Employee Savings Plan
(Full title of the plan)

Ray B. Ostroski, Esq.
Senior Vice President,
General Counsel and Corporate Secretary
Commonwealth Telephone Enterprises, Inc.
100 CTE Drive
Dallas, Pennsylvania 18612-9774
(570) 631-2700

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Barbara Nims, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
212-450-4000

     This Post-Effective Amendment No. 1 is filed for the sole purpose of reporting that all securities registered hereby have been sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 (the “1933 Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Commonwealth of Pennsylvania, on the 20th day of July, 2004.

By:	/s/ Michael J. Mahoney

Name:	Michael J. Mahoney
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the Commonwealth Builder 401(k) Plan (the “Plan”)) have duly caused this Amendment to the Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Dallas, Commonwealth of Pennsylvania, on the 20th day of July, 2004.

By:	/s/ F. Andrew Logue

Name:	F. Andrew Logue
Title:	Vice President of Human Resources

     Pursuant to the requirements of the 1933 Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Mahoney	President and Chief Executive	July 14, 2004
Officer
Michael J. Mahoney

/s/ Donald P. Cawley	Executive Vice President and Chief	July 14, 2004
Accounting Officer
Donald P. Cawley

*	Director	July 16, 2004

Walter Scott, Jr.

*	Director	July 16, 2004

James Q. Crowe

*	Director	July 16, 2004

Frank M. Henry

*	Director	July 16, 2004

Richard R. Jaros

*	Director	July 16, 2004

Daniel E. Knowles

*	Director	July 16, 2004

David C. Mc Court

*	Director	July 16, 2004

David C. Mitchell

*	Director	July 16, 2004

Eugene Roth

*	Director	July 16, 2004

John J. Whyte

*By:	/s/ Michael J. Mahoney

	Name:	Michael J. Mahoney
	Title:	Attorney-in-Fact

Date: July 16, 2004

EXHIBIT INDEX

24.1 Power of Attorney for Walter Scott, Jr.

24.2 Power of Attorney for James Q. Crowe.

24.3 Power of Attorney for Frank M. Henry.

24.4 Power of Attorney for Richard R. Jaros.

24.5 Power of Attorney for Daniel E. Knowles.

24.6 Power of Attorney for David C. Mc Court.

24.7 Power of Attorney for David C. Mitchell.

24.8 Power of Attorney for Eugene Roth.

24.9 Power of Attorney for John J. Whyte.